UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2011

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Ofer Elyakim

On May 16, 2011, the Board of Directors (the “Board”) of DSP Group, Inc. (the “Company”) unanimously approved the appointment of Ofer Elyakim, the Company’s Chief Executive Officer, to the Board, effective immediately. Pursuant to his appointment, Mr. Elyakim will serve as a Class II director to serve until the Company’s annual meeting of stockholders in 2014.

There are no material plans, contracts or arrangements, or any material amendment thereto, between Mr. Elyakim and the Company to which he is a party or in which he participates that is entered into in connection with his appointment to the Board. No change has been made to Mr. Elyakim’s current compensation arrangements with the Company as its Chief Executive Officer in connection with his appointment to the Board.

There are no related party transactions exceeding $120,000 between Mr. Elyakim and the Company in which he has a direct or indirect material interest. There have been no material legal proceedings against Mr. Elyakim over the past five years. There are no family relationships between Mr. Elyakim and any director or executive officer of the Company

Amendments to Employment Agreements

On May 16, 2011, the Board and the Compensation Committee of the Board unanimously approved an amendment to the employment agreements of Mr. Eliyahu Ayalon, the Company’s Chairman of the Board (the “Ayalon Amendment”), Mr. Elyakim (the “Elyakim Amendment”) and Dror Levy, the Company’s Chief Financial Officer (the “Levy Amendment”), each effective on May 16, 2011.

The Ayalon Amendment sets forth that subject to Mr. Ayalon providing the requisite notice under his employment agreement with the Company, as amended, upon his termination of employment with the Company, the payment of all cash and cash equivalent portion of his rights under the employment agreement, including, without limitation, an amount equal to two years of his base salary of $350,000 per annum prior to its temporary reduction, shall be accelerated and shall be paid in a lump sum immediately following the termination rather than ratably during the two year period following the termination as contemplated prior to the Ayalon Amendment. As previously disclosed, on December 1, 2010, Mr. Ayalon announced his intent to resign as Executive Chairman and an executive officer of the Company, effective as of May 31, 2011, which announcement satisfied the notice requirement under his employment agreement. A copy of the Ayalon Amendment, effective as of May 16, 2011, is attached and filed herewith as Exhibit 10.1. The foregoing description of the Ayalon Amendment does not purport to be complete and is qualified in its entirety by reference to the Ayalon Amendment.

The Elyakim Amendment sets forth that if Mr. Elyakim’s employment is terminated by(i) the Company following a Change in Control (as defined in the Elyakim Amendment), (ii) Mr. Elyakim for Good Reason (as defined in the Elyakim Amendment), or (iii) the Company without Cause (as defined in the Elyakim Amendment), all of Mr. Elyakim’s rights under his employment agreement would continue for one year and all equity awards held by Mr. Elyakim would accelerate and immediately vest and be exercisable in whole or in part at any time for a period of two years after termination of employment. The Elyakim Amendment further sets forth that in the event Mr. Elyakim desires to terminate his employment agreement with the Company without Good Reason, he will have to notify the Company one year in advance (the “Elyakim Notice”) and then all of his rights under his employment agreement would continue during the one-year notice period. All equity awards held by Mr. Elyakim would accelerate and immediately vest one year following the date of the Elyakim Notice and be exercisable in whole or in part at any time from the date of the vesting of the equity awards for a period of two years. A copy of the Elyakim Amendment, effective as of May 16, 2011, is attached and filed herewith as Exhibit 10.2. The foregoing description of the Elyakim Amendment does not purport to be complete and is qualified in its entirety by reference to the Elyakim Amendment.

The Levy Amendment sets forth that if Mr. Levy’s employment is terminated by (x) the Company following a Change in Control (as defined in the Levy Amendment), (ii) Mr. Levy for Good Reason (as defined in the Levy Amendment), or (iii) the Company without Cause (as defined in the Levy Amendment), all of Mr. Levy’s rights under his employment agreement would continue for nine months and all equity awards held by Mr. Levy would accelerate and immediately vest and be exercisable in whole or in part at any time for a period of one year after termination of employment. The Levy Amendment further sets forth that in the event Mr. Levy desires to terminate his employment agreement with the Company without Good Reason, he will have to notify the Company nine months in advance (the “Levy Notice”) and then all of his rights under his employment agreement would continue during the nine-month notice period. All equity awards held by Mr. Levy would accelerate and immediately vest nine months following the date of the Levy Notice and be exercisable in whole or in part at any time from the date of the vesting of the equity awards for a period of one year. A copy of the Levy Amendment, effective as of May 16, 2011, is attached and filed herewith as Exhibit 10.3. The foregoing description of the Levy Amendment does not purport to be complete and is qualified in its entirety by reference to the Levy Amendment.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 16, 2011, the Company held its annual meeting of stockholders, at which the Company’s stockholders approved the following six proposals. The proposals are described in detail in the proxy statement for the annual meeting that the Company filed with the SEC on April 6, 2011.

Proposal 1: Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Yair Seroussi	15,521,381	807,318	2,225,057
Yair Shamir	15,399,217	929,482	2,225,057

Continuing as directors after the meeting are Eliyahu Ayalon, Zvi Limon, Reuven Regev, Yair Seroussi, Yair Shamir, Louis Silver and Patrick Tanguy.

Proposal 2: Approval of the 1993 Employee Stock Purchase Plan

Amendment and restatement of the 1993 Employee Stock Purchase Plan to increase the number of shares of common stock authorized thereunder by 500,000 shares was approved with 15,983,843 in favor, 335,800 against, 9,056 abstentions and 2,225,057 broker non-votes.

Proposal 3: Approval of the 1993 Director Stock Option Plan

Amendment and restatement of the 1993 Director Stock Option Plan to increase the number of shares of common stock authorized thereunder by 300,000 shares was approved with 15,118,741 in favor, 1,200,902 against, 9,056 abstentions and 2,225,057 broker non-votes.

Proposal 4: Ratification of Appointment of Independent Auditors

Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, was ratified as the Company’s independent auditors for fiscal year 2011 with 17,897,191 in favor, 641,824 against, 14,741 abstentions and 0 broker non-votes.

Proposal 5: Named Executive Officer Compensation

A proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers was approved with 15,017,638 in favor, 1,298,705 against, 12,356 abstentions and 2,225,057 broker non-votes.

Proposal 6: Frequency of Executive Compensation Advisory Vote

A proposal to recommend, in a non-binding vote, the frequency of the non-binding stockholder vote approving the compensation of the Company’s named executive officers resulted in 10,342,848 voting for frequency of every year, 18,525 voting for frequency of every two years, 5,953,939 voting for frequency of every three years, 13,387 abstentions and 2,225,057 broker non-votes.

The Board has considered the vote of the Company’s stockholders as to the frequency of advisory votes to approve the compensation of the Company’s named executive officers and has determined that the Company will hold an advisory vote on executive compensation every year until the next advisory vote on frequency.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Amendment to Employment Agreement by and among DSP Group, Inc., DSP Group, Ltd. and Eliyahu Ayalon, as amended, effective as of May 16, 2011.

10.2	Amendment to Employment Agreement by and among DSP Group, Inc., DSP Group, Ltd. and Ofer Elyakim, as amended, effective as of May 16, 2011.

10.3	Amendment to Employment Agreement by and among DSP Group, Inc., DSP Group, Ltd. and Dror Levy, as amended, effective as of May 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: May 20, 2011	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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